Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168950) of Fabrinet of our report dated September 8, 2010 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers ABAS Ltd.

PricewaterhouseCoopers ABAS Limited

Bangkok, Thailand

September 8, 2010